Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of China Jo-Jo Drugstores, Inc. and its subsidiaries this Form S-8 pertaining to the Company’s 2010 Equity Incentive Plan, dated as of September 21, 2010, as amended (the “Registration Statement”), related to the consolidated financial statements of China Jo-Jo Drugstores, Inc. included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the Securities and Exchange Commission on June 28, 2016.

BDO CHINA SHU LUN PAN Certified Public Accountants LLP

April 21, 2017